Exhibit 10.2

FIRST AMENDMENT (“AMENDMENT”) TO

PORTAL AND ADVERTISING SERVICES AGREEMENT

This First Amendment is entered into and effective as of May 4, 2016 (the “Amendment Effective Date”), by and between AT&T Services, Inc., for and on behalf of its operating Affiliates, and Synacor, Inc., and hereby amends the Portal and Advertising Services Agreement (the “Agreement”) between them which has an effective date of April 1, 2016 as set forth below. Capitalized terms used, but not defined in this Amendment shall have the meanings ascribed to them in the Agreement.

1.

The Effective Date of the Agreement is amended to be May 1, 2016. To reflect the updated Effective Date, the Parties agree that wherever the date April 1, 2016 is used in the Agreement (including the Exhibits) to describe the effective date of the Agreement such date shall be deemed to be replaced with May 1, 2016.

2.	In Section 12.1 of the Agreement, the date March 31, 2019 is replaced with April 30, 2019, such that the section now reads as follows:

12.1 Term.    This Agreement shall commence on the Effective Date and shall expire on the earlier of (a) eighteen (18) months following the 100% Migration Date, and (b) 11:59 pm on April 30, 2019, unless terminated sooner in accordance with its terms (the “Initial Term”).

3.	Except as set forth in this Amendment all other terms of the Agreement remain unchanged.

4.	This Amendment may be executed in any number of counterparts, each of which shall be deemed an original, with the same effect as if the signatures thereto and hereto were upon the same instrument.

[Signatures on following page]

IN WITNESS WHEREOF, the Parties have executed this Amendment by their duly authorized officers or representatives as of the Amendment Effective Date.

SYNACOR, INC.

By:	/s/ Himesh Bhise

Name:	Himesh Bhise

Title:	CEO

AT&T SERVICES, INC.
(for and on behalf of its operating Affiliates)

By:	/s/ Benjamin Carroll

Name:	Benjamin Carroll

Title:	Executive Director

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